Exhibit 99.1
Press Release	Investor Contact: Will Gabrielski Senior Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM announces the completion and final results of its cash tender offer for 5.875% Senior Notes due 2024 and 5.125% Senior Notes due 2027

LOS ANGELES (July 21, 2020) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today announced the completion and final results of its previously announced cash tender offer (the “Offer”) to purchase for cash up to $639 million in aggregate principal amount of its outstanding 5.875% Senior Notes due 2024 (the “2024 Notes”) and 5.125% Senior Notes due 2027 (the “2027 Notes” and, together with the 2024 Notes, the “Notes”). The Company has accepted for purchase $2,748,000 aggregate principal amount of the 2024 Notes and $2,707,000 aggregate principal amount of the 2027 Notes validly tendered and not validly withdrawn pursuant to the Offer.

AECOM made the Offer at par to satisfy obligations under the indentures governing the Notes relating to the use of certain cash proceeds from AECOM’s previously announced disposition of its Management Services business, which was completed on January 31, 2020.

The Offer expired immediately after 11:59 P.M., New York City time, on July 16, 2020. The Company has accepted for purchase all Notes validly tendered and not validly withdrawn pursuant to the Offer, and such Notes will be paid for on July 21, 2020.

This press release does not constitute an offer to purchase any security. No offer was or will be made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer. The Offer was only made pursuant to the terms of the Offer to Purchase distributed to holders of Notes, which describes the terms and conditions of the Offer.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services across the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions and performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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